                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          3Dshopping.com
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 18, 1999

                            ------------------------

To the Shareholders of

  3Dshopping.com:

    The annual meeting of the shareholders of 3Dshopping.com, a California corporation, will be held at 10:00 a.m., Pacific Time, on November 18, 1999, at the Company's headquarters at 308 Washington Boulevard, Marina del Rey, California for the following purposes:

    1. Electing directors to serve for the following year and until their successors are elected;

    2.  Voting on amendments to the Company's 1999 Stock Option Plan;

    3.  Voting on the adoption of the Company's Employee Stock Purchase Plan;
       and

    4.  Transacting any other business that properly comes before the meeting.

    The nominees for election to the Board of Directors are: Robert J. Grant, Donald L. Hejmanowski, Joel F. McIntyre and Lawrence Weisdorn.

    Only shareholders of record at the close of business on October 15, 1999 will be entitled to vote at the annual meeting.

    PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                          By Order of the Board of Directors

                                          Robert J. Grant
                                          SECRETARY

Marina del Rey, California
October 28, 1999

                                     [LOGO]

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The mailing address of the principal executive offices of the Company is 308 Washington Boulevard, Marina del Rey, California 90292. The approximate date that this proxy statement and the accompanying proxy form is first being sent to shareholders is October 28, 1999.

    UPON WRITTEN REQUEST TO ROBERT J. GRANT, SECRETARY, ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT WILL BE PROVIDED, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. A COMPLETE COPY OF THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE FOR DOWNLOAD AT THE COMPANY'S WEB SITE AT www.3Dshopping.com.

                     SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of 3Dshopping.com, a California corporation, for use at the Annual Meeting of Shareholders to be held on November 18, 1999 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention Robert J. Grant, Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The common stock is the only outstanding authorized voting security of the Company. The record date for determining holders of common stock entitled to vote at the annual meeting is October 15, 1999. On that date there were 4,755,747 shares of common stock outstanding, entitled to one vote per share. Shareholders will have cumulative voting rights with respect to the election of directors only upon proper compliance with the notice requirements of California law. Cumulative voting rights allow shareholders to give one nominee for director, and only one nominee, a number of votes equal to the number of votes to which a shareholder's shares are normally entitled multiplied by the number of nominees. Alternatively, a shareholder can distribute this total number of votes between as many of the nominees as the shareholder desires. Cumulative voting rights can only be exercised if a shareholder gives notice at the annual meeting prior to the voting for directors of the shareholder's intention to cumulate votes. Once such notice is given, all shareholders may cumulate their votes for nominees. The Company is seeking discretionary authority in the proxy to cumulate votes.

    The following table sets forth certain information regarding the beneficial ownership as of September 15, 1999 of the common stock by (i) each person known by the Company to own beneficially more than 5 percent of the common stock,
(ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them.

                                                     NUMBER OF SHARES    PERCENTAGE
BENEFICIAL OWNER                                    BENEFICIALLY OWNED   OF SHARES
----------------                                    ------------------   ----------
Lawrence Weisdorn.................................          700,000         14.7%
Donald L. Hejmanowski.............................          250,000          5.3%
Robert J. Grant...................................          117,000          2.4%
Joel F. McIntyre..................................            6,000            *
All directors and executive officers as a group
  (seven persons).................................        1,117,500         23.1%

------------------------

*   Less than 1%.

    The shares beneficially owned by Mr. Grant include 37,000 shares subject to immediately exercisable options. The shares beneficially owned by Mr. McIntyre are shares subject to immediately exercisable options. The number of shares beneficially owned by the Company's executive officers and directors as a group includes 35,000 shares subject to immediately exercisable options, 10,000 of which are held by C. Michael Mellin and 25,000 of which are held by Robert J. Vitamante, as well as the other shares subject to options described in this paragraph.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The directors of the Company are elected at each annual meeting to serve until the next annual meeting and until their successors are elected and qualified. Each nominee is now serving as a director of the Company. If a quorum of shareholders is present at the annual meeting, the four nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. If any shareholder gives notice at the annual meeting prior to the voting for directors of the shareholder's intention to cumulate votes, the proxy holders will have discretionary authority to cumulate votes for directors. The following table briefly describes the Company's nominees for directors.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
Lawrence Weisdorn...........................................     41        1996
Robert J. Grant.............................................     50        1996
Donald L. Hejmanowski.......................................     40        1996
Joel F. McIntyre............................................     61        1999

    LAWRENCE WEISDORN has been the Company's Chairman of the Board and Chief Executive Officer since May 1999. Prior to that time, he served as the Company's President and a director since the Company's inception in August 1996. From January 1995 to August 1996, Mr. Weisdorn was a founder and served as

President and Chief Executive Officer of Samuel Hamann Graphix, Inc. Samuel Hamann Graphix was formed in June 1996 to develop technology for high quality graphics usable in television commercials and commercial operations. During the eight years before he joined Samuel Hamann Graphix, Mr. Weisdorn worked as an independent marketing and sales consultant.

    ROBERT J. GRANT has been the Company's Treasurer and Secretary and a director since August 1996. During this period of time until May 1999, Mr. Grant also served as the Company's acting Chief Financial Officer. From April 1996 to August 1996, Mr. Grant served as Office Manager of Samuel Hamann Graphix, Inc. From March 1995 to April 1996, he was a salesperson for two car dealerships. From January 1994 to March 1995, Mr. Grant was a principal of
Grant & Associates, an industrial real estate company. From January 1993 to January 1994, he worked in corporate sales at Investors Title, a title insurance company. Mr. Grant declared personal bankruptcy under chapter 7 of the federal Bankruptcy Code in 1995.

    DONALD L. HEJMANOWSKI has been a director of the Company since August 1996. Mr. Hejmanowski is President and a director of Genesis Oil & Gas. He has held that position since April 1998. From 1990 to April 1998, Mr. Hejmanowski worked as an independent corporate finance consultant, assisting companies with financing, corporate strategy and financial public relations. From August 1996 to February 1997, Mr. Hejmanowski was employed by us as the Company's investor relations manager.

    JOEL F. MCINTYRE became a director of the Company in June 1999. From 1963 through 1993, Mr. McIntyre was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. In 1993, Mr. McIntyre founded his own law firm specializing in business law and transactional matters. Mr. McIntyre currently serves on the Board of Directors of Hawker Pacific Aerospace and International Aluminum Corporation, both publicly-held companies. Mr. McIntyre received a B.A. from Stanford University in 1960 and a J.D. from University of California, Los Angeles in 1963.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met one time in the fiscal year ended June 30, 1999 ("1999"). No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during 1999. In July 1999, the Company formed a standing Audit Committee and Compensation Committee. The Company does not have a Nominating Committee.

    Commencing with fiscal year 2000, the Audit Committee will make recommendations concerning the engagement of the independent public accountants, will review with the independent public accountants the plans and results of audits, will approve professional services provided by the independent public accountants, will review the independence of the independent public accountants, will consider the range of audit and nonaudit fees, and will review the adequacy of the Company's internal accounting controls. The Audit Committee presently consists of Mr. Hejmanowski and Mr. McIntyre. The Compensation Committee will determine compensation for the Company's executive officers and will administer the Company's 1999 Stock Option Plan. The Compensation Committee presently consists of Mr. Hejmanowski and Mr. McIntyre.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company receive $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting plus reasonable out-of-pocket expenses incurred in attending meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid by the Company for each of the last three years to the Chief Executive Officer. No other executive officer of the Company had total annual salary and bonus exceeding $100,000 for the fiscal year ended June 30, 1999.

                                                                ANNUAL COMPENSATION
                                                           ------------------------------
NAME AND PRINCIPAL POSITION                                  YEAR      SALARY     BONUS
---------------------------                                --------   --------   --------
Lawrence Weisdorn........................................    1999     $53,000       $0
  Chief Executive Officer and                                1998     $48,000       $0
  Chairman of the Board                                      1997     $41,000       $0

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    The Company did not grant any stock options in 1999 to Mr. Weisdorn.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    Mr. Weisdorn has never beneficially owned any options to purchase shares of the Company's common stock.

                              CERTAIN TRANSACTIONS

    The Company was founded by Lawrence Weisdorn, Jr. in August 1996. At the time of the Company's inception, Mr. Weisdorn was the principal shareholder of Samuel Hamann Graphix, Inc., a development stage company that had been in existence for about one year at that time. The Company acquired property, equipment and other prepaid assets from Samuel Hamann Graphix. In return for these assets, the Company assumed certain payroll and other liabilities of Samuel Hamann Graphix and liabilities of Mr. Weisdorn in the amount of $18,500. The purchase price was allocated to the tangible assets at their original cost of $13,194, and the balance of $5,306 was attributed to goodwill.

    From August 1996 to June 30, 1998, Mr. Weisdorn and his father, Lawrence Weisdorn, Sr. advanced a total of $178,683 to the Company. These advances were made in the form of loans on which the Company pays annual interest of 7%. In fiscal 1998, the Weisdorns advanced $108,860 to the Company and during fiscal 1998 were owed as much as $111,824. At June 30, 1999, the Company owed Lawrence Weisdorn, Sr. $50,201, and the Company's chief executive officer, Lawrence Weisdorn, Jr., a total of $20,522. All sums owing to the Weisdorns were repaid from the proceeds of the Company's unit offering in July 1999.

    In August 1999, the Company loaned $225,000 to Mr. C. Michael Mellin, the Company's Senior Vice President, Technology Operations. The annual rate of interest on the loan is 10% and is secured by a mortgage interest on Mr. Mellin's residence. The loan is payable on the earlier of the sale of Mr. Mellin's house or on demand by the Company.

    Effective October 1999, the Company adopted a policy on future related party transactions. Under that policy, any future transactions between the Company and any of its executive officers, directors or affiliates will be approved or ratified by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In the last fiscal year, the board of directors did not have a compensation committee. Compensation decisions with respect to executive officers were made by the Chief Executive Officer, Lawrence Weisdorn.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee was formed in July 1999 and presently consists of two outside directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the Chief Executive Officer, the Compensation Committee works closely with the Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensation, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors.

    There was no Compensation Committee of the Company's Board of Directors in fiscal 1999. Compensation decisions for fiscal 1999 with respect to executive officers of the Company were made by Lawrence Weisdorn, Chief Executive Officer of the Company. Agreements between Mr. Weisdorn and the Company are described in "Certain Transactions."

    Internal Revenue Code Section 162(m), as currently in effect, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

    Executive compensation in fiscal year 2000 will be based on several general principles, including the following:

    - Provide competitive total compensation that enables the Company to attract and retain key executives.

    - Link corporate and individual performance to compensation.

    - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

    - Reward initiative.

COMPENSATION COMPONENTS

    The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    BASE SALARY. Executive officer base salaries for fiscal 1999 were established by Mr. Weisdorn to provide salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, Mr. Weisdorn took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 2000 and future years, the Company will attempt to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the Internet marketing industry. When determining salaries, the Compensation Committee will also take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

    STOCK OPTIONS. The Company's 1999 Stock Option Plan (the "Plan") is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. In the past, options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Prior to the Company's initial public offering in July 1999, fair market value was based on the reported bid prices of the Common Stock on the NASD OTC Bulletin Board. For options granted after the initial public offering, fair market value will be established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the American Stock Exchange on the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at the end of each year from the date of grant. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In fiscal 1999 the Board of Directors made the following option grants under the Plan to executive officers of the Company: Robert J. Vitamante--142,940 shares and Brian A. Smith--90,000 shares. The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants. See "Amendment to the 1999 Stock Option Plan."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Because there was no Compensation Committee for fiscal 1999, the Board of Directors set Mr. Weisdorn's compensation for fiscal 1999. The Board of Directors employed the same criteria that Mr. Weisdorn used to set compensation for the other executive officers. The Board of Directors increased
Mr. Weisdorn's salary in fiscal 1999, as it had the previous year. The increase in salary was based on the view that Mr. Weisdorn's salary was below competitive salary levels for executives with similar experience and ability, and partly in recognition of Mr. Weisdorn's individual performance and important contributions to the Company's future success.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Donald L. Hejmanowski
                                          Joel F. McIntyre

                               PERFORMANCE GRAPH

    Because the Company did not have a class of securities registered under
Section 12 of the Securities Exchange Act of 1934 prior to the end of its last fiscal year, no performance graph is being included with this proxy statement.

              PROPOSAL 2: AMENDMENTS TO THE 1999 STOCK OPTION PLAN

    The Company maintains the 1999 Stock Option Plan (the "Plan") for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the availability of stock options is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of September 30, 1999, out of a total of 1,000,000 shares reserved for issuance under the Plan, only 533,560 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees and others. Accordingly, on September 21, 1999 the Board of Directors adopted an amendment to the Plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 1,000,000 to 2,000,000 shares. See "--Tax Consequences."

    The Company's Board of Directors has also adopted an amendment to the Plan, subject to shareholder approval, to impose a limit of 250,000 stock options that may be granted to any person in a calendar year. This limit is necessary to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "--Tax Consequences."

    Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendment, is attached to this proxy statement as Appendix A.

DESCRIPTION OF THE PLAN

    ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Plan.

    ADMINISTRATION. The Plan is administered by the Compensation Committee (the "Committee"), which may promulgate rules and regulations for the operation of the Plan and generally supervises the administration of the Plan. Only the Board of Directors, however, may amend, modify or terminate the Plan. The Committee determines individuals to whom option grants are made under the Plan and the price and terms of any such grants.

    TERM OF PLAN. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan.

    STOCK OPTIONS. The Committee determines the persons to whom options are granted, the option price, the number of shares to be covered by each option, the period of each option, the times at which options may be exercised and whether the option is an incentive stock option ("ISO") or a nonqualified stock option ("NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the common stock on the date of grant. If an optionee with respect to an ISO at the time of grant owns stock possessing more than 10 percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the common stock on the date of grant. In addition, the Plan limits the amount of ISOs that may become exercisable under the Plan in any year to $100,000 per optionee (based on the fair market value of the stock on the date of grant). No monetary consideration is paid to the Company upon the granting of options.

    Options granted under the Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years (5 years in the case of optionees owning more than 10 percent of the combined voting power of the Company's stock at the time of grant) from the date of grant. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash that may be the proceeds of a loan from the Company, in shares of common stock valued at fair market value, or in other forms of consideration, as determined by the Committee. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

    CHANGES IN CAPITAL STRUCTURE. The Plan provides that if the outstanding common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan. In the event of a dissolution, merger, consolidation or plan of exchange affecting the Company, the Committee may, in its sole discretion, provide a 30-day period prior to the event during which outstanding options shall be exercisable to the extent exercisable and upon the expiration of such 30-day period, all unexercised options shall immediately terminate. The Committee may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during such 30-day period.

TAX CONSEQUENCES

    The discussion below is based on the Code, regulations under the Code, administrative rulings and court decisions as of the date hereof. All of these are subject to change and could affect the validity of this discussion. The discussion does not discuss any foreign, state or local tax consequences.

    Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. An optionee will recognize no income upon grant of an ISO or, provided the optionee has been an employee of the Company at all times from the date of grant to the date three months before exercise, upon exercise of the ISO. However, the amount by which the fair market value of the shares at the time of exercise of an ISO exceeds the exercise price is included in the alternative minimum taxable income of the optionee. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and does not dispose of any of the option shares within one year following the date of exercise (the "holding periods"), any gain realized on subsequent disposition of the shares generally will be treated as gain from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of the holding periods, the employee generally will realize ordinary compensation income in the year of such disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price or (ii) the amount of gain realized on the disposition. Any gain on disposition in excess of the amount treated as ordinary income generally will be capital gain realized by the employee. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company generally will be allowed a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. No income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company generally will be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the amount of ordinary compensation income. Upon the sale or disposition of shares acquired upon exercise of an NSO, any excess of the amount realized from the sale or disposition over the fair market value of the shares on the date of exercise generally will be taxable as capital gain.

    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to certain of its most highly compensated officers in any year. Under regulations under the Code, compensation income realized through the exercise of an option will not be subject to the $1,000,000 limit if the option and the Plan meet certain requirements. One requirement is shareholder approval at least once every five years of per-employee limits on the number of shares as to which options may be granted. Approval of this Proposal 2 will constitute approval of the per-employee limits under the Plan. Other requirements are that the option be granted by a committee comprised solely of two or more outside directors (as defined in Treasury Regulation Section 1.162-27(e)(3)) and that the exercise price of the option be not less than the fair market value of the common stock on the date of grant. Accordingly, the Company believes that if this Proposal 2 is approved by shareholders, compensation received on exercise of options granted under the Plan in compliance with all of the requirements in this paragraph will be exempt from the $1,000,000 deduction limit.

RECOMMENDATION BY THE BOARD OF DIRECTORS

    The Board of Directors recommends that the amendment to the Plan be approved. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter is required to approve this Proposal 2. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

         PROPOSAL 3: ADOPTION OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has adopted, subject to shareholder approval, an employee stock purchase plan (the "ESPP") for the benefit of the Company's employees and others who provide services to the Company. The Board believes the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. A total of 2,000,000 shares are reserved for issuance under the ESPP.

    Key provisions of the employee stock purchase plan are described below. The complete text of the ESPP is attached to this document as Appendix B.

DESCRIPTION OF THE ESPP

    ELIGIBILITY. Except as described below, all full-time employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the ESPP. Any employee who would, after a purchase of shares under an offering, own or be deemed to own five percent or more of the voting power or value of all classes of stock of the Company is ineligible to participate in an offering.

    ESPP OFFERINGS AND PURCHASE OF SHARES. Offering periods are six months long and commence on January 1 and July 1 of each year and end on the last day of June and December following. On the first trading day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of the Company's common stock to be automatically exercised on the last trading day of the six-month purchase period comprising an offering period. The last trading day of a purchase period is known as a "purchase date." No option will permit an employee to purchase more than 10,000 shares or permit an employee's right to purchase shares under the plan to accrue at a rate that exceeds $25,000 of fair market value (determined at the offering date) for each calendar year that the option is outstanding. Each eligible employee may elect to participate in the ESPP by filing a subscription and payroll deduction authorization. Shares may be purchased under the ESPP only through payroll deductions of not more than 15 percent of an employee's total compensation. On the purchase date the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be the lesser of 85 percent of the closing market price of the Company's common stock on the offering date or on the purchase date.

    An employee may terminate participation in the ESPP by written notice to the Company at least 10 days before the purchase date. The employee will then receive all funds withheld from his or her pay and not yet used to purchase shares. No interest will be paid on funds withheld from employees unless otherwise determined by the Board of Directors. An employee may reinstate participation in the ESPP, but only after the first purchase date following termination. The rights of employees under the ESPP are not transferable.

    ADMINISTRATION. The ESPP is administered by the Compensation Committee of the Board of Directors. The Committee may promulgate rules and regulations for the operation of the ESPP, adopt forms for use in connection with the ESPP, decide any question of interpretation of the ESPP or rights arising under the ESPP and generally supervise the administration of the ESPP. The Company pays all expenses of the ESPP other than commissions on sales of shares for employees' accounts by the custodian.

    CUSTODIAN. An independent custodian maintains the records under the ESPP. Shares purchased by employees under the ESPP are delivered to and held by the custodian on behalf of the employees. By appropriate instructions from an employee, all or part of the shares may be sold or transferred into the employee's own name and delivered to the employee.

    AMENDMENTS. The Board of Directors may amend the ESPP, except that without the approval of the shareholders of the Company, the ESPP may not be amended to increase the number of reserved shares (except for adjustments authorized by the ESPP), decrease the purchase price of shares or materially modify the class of employees eligible to receive options under the ESPP. The Board of Directors may terminate the ESPP at any time. Upon a termination, any cash and shares held in each participating employee's account shall be distributed to each employee.

TAX CONSEQUENCES

    The discussion below is based on the Code, regulations under the Code, administrative rulings and court decisions as of the date hereof. All of these are subject to change and could affect the validity of this discussion. The discussion does not discuss any foreign, state or local tax consequences.

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees will not recognize taxable income or gain with respect to shares purchased under the ESPP either at an offering date or at a purchase date. If a current or former employee disposes of shares purchased under the ESPP more than two years after the offering date and more than one year after the purchase date, or in the event of the employee's death at any time while owning the shares, the employee will realize ordinary compensation income for the taxable year of disposition or death equal to the lesser of

    1. the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or

    2.  15 percent of the fair market value of the shares on the offering date.

    Any gain on the disposition in excess of the amount treated as ordinary compensation income generally will be capital gain. In the case of such a disposition or death, the Company will not be allowed any deduction from income.

    If an employee disposes of shares purchased under the ESPP within two years after the offering date or within one year after the purchase date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. Any gain realized on disposition in excess of the amount treated as ordinary compensation income generally will be capital gain realized by the employee. In the event of a disposition within two years after the offering date or within one year after the purchase date, the Company generally will be allowed a deduction from income in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income.

    Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or disposition of shares acquired under the ESPP.

RECOMMENDATION BY THE BOARD OF DIRECTORS

    The Board of Directors recommends that the adoption of the ESPP be approved. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote on the matter is required to approve this Proposal
3. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote on Proposal 3. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the adoption of the ESPP.

                            INDEPENDENT ACCOUNTANTS

    Friedman, Minsk, Cole & Fastovsky audited the Company's financial statements for the year ended June 30, 1999. Representatives of Friedman, Minsk, Cole & Fastovsky will be at the annual meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish. The Audit Committee has not yet selected or recommended an independent public accountant to audit the Company's financial statements for the fiscal year ended June 30, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10 percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the common stock are required by SEC regulation to furnish the Company with copies of all section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with.

                            DISCRETIONARY AUTHORITY

    Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

    For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company after September 13, 1999, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2000 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after September 13, 2000, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposal to be considered for inclusion in proxy materials for the Company's 2000 annual meeting must be received at the principal executive offices of the Company no later than July 2, 2000.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert J. Grant
                                          SECRETARY

Marina del Rey, California
October 28, 1999

                                   APPENDIX A

                             PROPOSED AMENDMENT TO
                                 3DSHOPPING.COM
                             1999 STOCK OPTION PLAN

    1. PURPOSE. The purpose of this 1999 Stock Option Plan (the "Plan") is to enable 3Dshopping.com (the "Company") to attract and retain the services of selected employees, officers, and directors of the Company and of any subsidiary thereof, and to provide added incentive to such persons by increasing their ownership interests in the Company.

    2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 7, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed
        <#>1,000,000</#> 2,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option shall again be available under the Plan.

    3.  EFFECTIVE DATE AND DURATION OF PLAN.

        (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a shareholders' meeting at which a quorum is present. Options may be granted under the Plan at any time after the effective date and before termination of the Plan.

        (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan.

    4. ADMINISTRATION. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), which shall determine and designate from time to time the persons to whom awards shall be made and the amount and other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall vote on any action by the Committee or the Board of Directors of the Company with respect to any matter relating to an award held by such director.

    5. TYPES OF AWARDS; ELIGIBILITY. The Committee may, from time to time, grant (i) Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections 6(a) and 6(b); and (ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options"), as provided in Sections 6(a) and 6(c). Options may be awarded pursuant to this Plan only to employees, officers, and directors of the Company or any subsidiary thereof; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, a director may be given an election to surrender an award in exchange for the grant of a new award. NO PERSON MAY BE GRANTED OPTIONS FOR MORE THAN AN AGGREGATE OF 250,000 SHARES OF COMMON STOCK IN ANY CALENDAR YEAR.

    6.  OPTION GRANTS.

        (a) TERMS OF GRANT. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised, and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Committee may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

        (b) INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be subject to the following additional terms and conditions:

            i) LIMITATION ON AMOUNT OF GRANTS. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under all incentive stock option plans (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

            ii) LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

            iii) DURATION OF OPTIONS. Subject to Sections 6(b)(ii) and 6(f), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date it is granted.

            iv) OPTION PRICE. The option price per share shall be determined by the Committee at the time of grant. Except as provided in
                 Section 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The Committee shall make a good faith determination of the fair market value. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Committee may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is granted, the fair market value shall be deemed to be the closing price of the Common Stock as reported in THE WALL STREET JOURNAL on the day preceding the date the option is granted, or, if there has been no sale on that date, on the last preceding date on which a sale occurred or such other value of the Common Stock as shall be specified by the Committee.

            v) LIMITATION ON TIME OF GRANT. No Incentive Stock Option shall be granted on or after the tenth anniversary of the date of the last action by the Committee approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

            vi) CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

        (c) NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in Section 6(a) above:

            i) OPTION PRICE. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee.

            ii) DURATION OF OPTIONS. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

        (d) EXERCISE OF OPTIONS. Except as provided in paragraph 6(f) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or a subsidiary thereof and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of continuous service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(f) and 7, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

        (e) NONTRANSFERABILITY. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death. The Committee may, in its discretion, authorize all or a portion of an option to be on terms which permit transfer by the optionee to (A) the spouse, children or grandchildren of the optionee, including stepchildren and adopted children ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of Immediate Family Members, or (C) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (X) there may be no consideration for any transfer, (Y) the stock option agreement pursuant to which the options are granted or an amendment thereto must expressly provide for transferability in a manner consistent with this paragraph, and (Z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6(g) and 7 the term "optionee" shall be deemed to refer to the transferee. The continued service requirement of paragraph 6(d) and the events of termination of service of paragraph 6(f) shall continue to be applied with respect to the original optionee, and following the termination of employment or service of the original optionee the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment or service, termination of employment or service, life or death of the optionee shall continue to be applied with respect to the original optionee.

        (f)  TERMINATION OF SERVICE.

            i) GENERAL RULE. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary thereof terminates for any reason other than because of total disability or death as provided in subparagraphs 6(f)(ii) and (iii) the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

            ii) TERMINATION BECAUSE OF TOTAL DISABILITY. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director or officer of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

            iii) TERMINATION BECAUSE OF DEATH. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

            iv) AMENDMENT OF EXERCISE PERIOD APPLICABLE TO TERMINATION. The Committee, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods specified above any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

            v) FAILURE TO EXERCISE OPTION. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

        (g)  PURCHASE OF SHARES.

             i) Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option, the date on which the optionee desires to complete the transaction, and, if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution.

             ii) Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The Committee shall make a good faith determination of the fair market value of Common Stock provided in payment of the purchase price. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Committee may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

            iii) Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount.

            iv) Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

    7. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options or in lieu of having the options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options shall immediately terminate.

    8. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraph 6(d), however, no change in an award already granted shall be made without the written consent of the holder of such award.

    9. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

    10. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

    11. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                                   APPENDIX B
                                 3DSHOPPING.COM
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    1. PURPOSE OF THE PLAN. 3Dshopping.com (the "COMPANY") believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (hereinafter defined) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the rewards of growth and success. The purpose of the Company's 1999 Employee Stock Purchase Plan (the "PLAN") is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company's shares through payroll deductions and a method by which the Company may assist and encourage such employees to become share owners.

    2. SHARES RESERVED FOR THE PLAN. There are 2,000,000 shares of the Company's authorized but unissued or reacquired Common Stock reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.

    4. ELIGIBLE EMPLOYEES. Except as indicated below, all full-time employees of the Company and all full-time employees of each of the Company's subsidiary corporations which is designated by the Board of Directors of the Company as a participant in the Plan, (such participating subsidiary being hereinafter called a "PARTICIPATING SUBSIDIARY") are eligible to participate in the Plan. Any employee who would, after a purchase of shares under an Offering, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "CODE")) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company, shall be ineligible to participate in the Offering. A "full-time employee" is one who is in the active service of the Company or a Participating Subsidiary excluding, however, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year.

    5. OFFERINGS. The Plan shall be implemented by a series of six-month offerings ("OFFERINGS"), with a new Offering commencing on the first date of each January and July and ending on the last date of each June and December, respectively. The first Offering shall commence on the first January 1 or July 1 to occur after shareholder approval of the Plan. The first trading day of each Offering is the "OFFERING DATE" and the last trading day of each Offering is the "PURCHASE DATE" for the Offering. On each Offering Date, each eligible employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (a) no option shall permit the purchase of more than 10,000 shares, and (b) no option may be granted under the Plan that would allow an employee's right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries, to which Section 423 of the Code applies, to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding. For this purpose, the right to purchase shares pursuant to an option accrues on the first

Purchase Date following the date on which the option was granted. To the extent options granted under the Plan are not exercised on the first Purchase Date following the date the options were granted, the options shall expire and be of no further force or effect.

    6.  PARTICIPATION IN THE PLAN.

        (a) INITIATING PARTICIPATION. An eligible employee may participate in the Plan with respect to all or a portion of the shares covered by an option by filing with the Company, on forms supplied by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated. The payroll deduction authorization will authorize the employing corporation to make payroll deductions from each of the participant's regular paychecks during an Offering the participant is participating in, beginning with the paycheck for the first payroll period following the payroll period in which the payroll deduction authorization is filed. Payroll deductions from any paycheck may not exceed 15 percent of the total compensation payable to the participant for the period covered by the paycheck. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

        (b) AMENDING OR TERMINATING PARTICIPATION. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may not amend the payroll deduction authorization except for an amendment effective for the first paycheck following a Purchase Date, but may terminate participation in the Plan at any time prior to the tenth day before a Purchase Date by written notice to the Company. A permitted change in payroll deductions shall be effective for any pay period only if written notice is received by the Company at least three business days prior to the payroll effective date published by the Company for that pay period. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including death or retirement, more than 30 days prior to a Purchase Date. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant's participation in the Plan, all amounts deducted from the participant's pay and not previously used to purchase shares under the Plan shall be returned to the participant.

    7. OPTION PRICE. The price at which shares shall be purchased in an Offering shall be the lower of (a) 85% of the fair market value of a share of Common Stock on the Offering Date of the Offering or (b) 85% of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price of the Common Stock for such date as reported by the American Stock Exchange or, if the Common Stock is not reported on the American Stock Exchange, such other reported value of the Common Stock as shall be specified by the Board of Directors.

    8. SPECIAL RULES FOR NEW EMPLOYEES. If a person becomes a full-time employee after the Offering Date of an Offering, the employee will be granted an option having the same terms and conditions as the options granted on the Offering Date, with the following two modifications: (i) the option will be granted on the first trading date on or after the date the person becomes a full-time employee (the "Interim Offering Date"); and (ii) the price at which shares may be purchased shall be determined in accordance with paragraph 7 above by substituting "Interim Offering Date" for "Offering Date."

    9. PURCHASE OF SHARES. All amounts withheld from the pay of a participant shall be credited to his or her account under the Plan by the Custodian appointed under paragraph 10. No interest will be paid on such accounts, unless otherwise determined by the Board of Directors. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of whole shares by such participant from the Company at the price determined under paragraph 7, except that no shares will be purchased for a participant unless at all times beginning on the date the option is granted and ending on the date that is 30 days prior to the next Purchase Date, the participant was an employee of the Company or a Participating Subsidiary. Any cash balance remaining in a participant's account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant's account for the next Offering Period. Any other amounts in a participant's account after a Purchase Date will be repaid to the participant.

    10. DELIVERY AND CUSTODY OF SHARES. Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "CUSTODIAN") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name certificates for shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participants. By appropriate instructions to the Custodian on forms to be provided for that purpose, a participant may from time to time obtain (a) transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, either with the firm then acting as Custodian or with another firm, or (c) sale of all or part of the shares held by the Custodian for the participant's account at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the Plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

    11. RECORDS AND STATEMENTS. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant will receive a statement showing the activity of his account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

    12. EXPENSE OF THE PLAN. The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant. Expenses to be paid by a participant will be deducted from the proceeds of sale prior to remittance.

    13. RIGHTS NOT TRANSFERABLE. The right to purchase shares under this Plan is not transferable by a participant except by will or by the laws of descent and distribution of the state or country of the participant's domicile at the time of death, and such right is exercisable during the participant's lifetime only by the participant.

    14. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

    15. VOTING AND SHAREHOLDER COMMUNICATIONS. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the Custodian for his account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

    16. TAX WITHHOLDING. Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the

Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law.

    17. RESPONSIBILITY AND INDEMNITY. Neither the Company, its Board of Directors, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

    18. CONDITIONS AND APPROVALS. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company. The Company will use its best effort to comply with such laws, regulations and rules and to obtain such approvals.

    19. AMENDMENT OF THE PLAN. The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan (except for adjustments authorized in paragraph 2 above), decrease the purchase price of shares offered pursuant to the Plan, or materially modify the class of employees eligible to receive options under the Plan.

    20. TERMINATION OF THE PLAN. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his account.

                               3Dshopping.com
                                   PROXY

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 18, 1999

     The undersigned hereby appoints Lawrence Weisdorn and Robert J. Vitamante, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of 3Dshopping.com on November 18, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:



                      PLEASE SIGN AND RETURN THIS PROXY
               (Continued and to be signed on the other side.)

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


                                                        Please mark
                                                        your votes as      [X]
                                                        indicated in
                                                        this example

1.  Election of Directors:

     FOR all nominees               WITHHOLD AUTHORITY
      except as marked        [ ]    to vote for all         [ ]
      to the contrary below.         nominees listed below.

(INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Robert J. Grant; Donald L. Hejmanowski; Joel F. McIntyre; Lawrence Weisdorn

PLEASE NOTE: ANY SHARES OF STOCK OF 3Dshopping.com HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF -- THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF 3Dshopping.com ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.



                                                           FOR  AGAINST  ABSTAIN
2.  A proposal to approve the amendments to the
    3Dshopping.com 1999 Stock Option Plan.                 [ ]    [ ]      [ ]


3.  A proposal to adopt the 3Dshopping.com 1999
    Employee Stock Purchase Plan.                          [ ]    [ ]      [ ]

4. Transaction of any business that properly comes before the meeting or any adjournments thereof.
    A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THIS CARD, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF (i) THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THIS CARD TO SERVE FOR THE FOLLOWING YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED, (ii) THE AMENDMENT OF THE 3Dshopping.com 1999 STOCK OPTION PLAN AND (iii) THE ADOPTION OF THE 3Dshopping.com 1999 EMPLOYEE STOCK PURCHASE PLAN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

THE ANNUAL MEETING OF SHAREHOLDERS OF 3Dshopping.com WILL BE HELD ON NOVEMBER 18, 1999 AT 10:00 A.M., PACIFIC TIME, AT THE HEADQUARTERS OF 3Dshopping.com AT 308 WASHINGTON BOULEVARD, MARINA DEL REY, CALIFORNIA.

Shares:_______Signature(s) ________________________________ Dated _______, 1999

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

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